UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2023

Commission File Number: 000-52369

FitLife Brands, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	20-3464383
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5214 S. 136th Street, Omaha, Nebraska 68137
(Address of principal executive offices)

402-884-1894
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	FTLF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into Material Definitive Agreements.

On September 21, 2023, the U.S. Bankruptcy Court for the District of Nevada (“Bankruptcy Court”) approved the purchase by FitLife Brands, Inc. or its designee or affiliate (the “Company”) of substantially all assets of MusclePharm Corporation (“MusclePharm”), pursuant to an Asset Purchase and Sale Agreement by and between the Company and MusclePharm (the “APA”).   The APA will become effective on the date the Bankruptcy Court’s order approving the sale (the “Sale Order”) becomes a Final Order, as defined in Section 5.1(c) of the APA.  Although no assurances can be given, the Company believes the Sale Order will be issued promptly, and the closing of the sale will occur on or before October 16, 2023, subject to certain termination rights of the parties as set forth in the APA (“Closing”).

The final purchase price for the acquired assets is $18.5 million (the “Purchase Price”), $1,825,000 of which was previously deposited and shall be applied toward the Purchase Price at Closing.  The Purchase Price is subject to adjustment for inventory value and other adjustments pursuant to Section 4 of the APA and is expected to be funded from available cash and the proceeds from a committed $10.0 million term loan from First Citizens Bank with an interest rate equal to the SOFR (secured overnight financing rate) plus 275 basis points.

The assets to be purchased by the Company consist primarily of intellectual property rights, together with all inventory and supplies, certain executory contracts, each as defined in the APA. The APA is subject to typical representations and warranties, covenants, and conditions, and was entered into in accordance with the bidding procedures approved by the Bankruptcy Court.

The foregoing description of the APA is qualified in its entirety by reference to the APA, a copy of which is filed as Exhibit 10.1 to this Current Report Form 8-K and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On September 27, 2023 the Company issued a press release announcing the Bankruptcy Court's approval of the acquisition of substantially all of the assets of MusclePharm by the Company.  The press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by referenced.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

10.1	Asset Purchase and Sale Agreement by and between MusclePharm Corporation and FitLife Brands, Inc., dated September 7, 2023
99.1	Press Release issued by FitLife Brands, Inc., dated September 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

Date: September 27, 2023	By:	/s/ Dayton Judd
Dayton Judd
Chief Executive Officer